UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2022

Hyperfine, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39949	98-1569027
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

351 New Whitfield Street
Guilford, Connecticut	06437
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (866) 796-6767

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	HYPR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On September 26, 2022, in order to retain and motivate employees and other key contributors of Hyperfine, Inc. (the “Company”), stockholders controlled by Jonathan M. Rothberg, Ph.D., Vice Chairperson of the Company, representing a majority in voting power with respect to the Company’s Class A common stock and the Company’s Class B common stock, approved a one-time stock option repricing (the “Option Repricing”). The Board of Directors of the Company (the “Board”) previously approved the Option Repricing on August 24, 2022, contingent upon stockholder approval of the Option Repricing. Stock options held by Dr. Rothberg will not be repriced in the Option Repricing.

Pursuant to the Option Repricing, the exercise price of each Relevant Option (defined below) will be amended to reduce such exercise price to the closing price per share of the Company’s Class A common stock as reported on The Nasdaq Stock Market on the date on which the Option Repricing becomes effective. “Relevant Options” are options to purchase up to an aggregate of 5,496,799 shares of the Company’s Class A common stock (vested and unvested), including (i) all stock options held by individuals employed by the Company and in good standing on the Effective Date (defined below), including executive officers of the Company, and (ii) certain stock options held by R. Scott Huennekens, Executive Chairperson and Interim President and Chief Executive Officer of the Company, and Ruth Fattori, a director of the Company, to acquire shares of Class A common stock granted under the Company’s 2021 Equity Incentive Plan, the Hyperfine Operations, Inc. 2014 Employee, Director and Consultant Equity Incentive Plan, as amended, and the Liminal Sciences, Inc. 2021 Employee, Director and Consultant Equity Incentive Plan, as amended. Other than the certain stock options held by Mr. Huennekens and Ms. Fattori described above, stock options held by the non-employee members of the Board will not be repriced in the Option Repricing. The Relevant Options include the following stock options held by our Executive Chairperson and Interim President and Chief Executive Officer, our Chief Financial Officer and our named executive officers.

Name and Position	Number of Shares Underlying Relevant Options	Weighted Average Exercise Price of Relevant Options ($)
R. Scott Huennekens, Executive Chairperson and Interim President and Chief Executive Officer	1,424,623	3.28
Alok Gupta, Chief Financial Officer	254,333	3.90
Khan Siddiqui, M.D., Chief Medical Officer and Chief Strategy Officer	474,978	3.76
Neela Paykel, General Counsel, Chief Compliance Officer and Corporate Secretary	255,000	3.66
Dave Scott, Former President and Chief Executive Officer	—	—

The Option Repricing will become effective on the 20th calendar day after the completion of the mailing to the Company’s stockholders of the definitive Information Statement on Schedule 14C (the “Effective Date”). The Effective Date is currently expected to be October 31, 2022. Under the Option Repricing, the exercise price of a Relevant Option will not be amended in a manner that increases the exercise price above the current exercise price. The Company does not expect that the Option Repricing will have a material impact on its statement of operations.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On September 26, 2022, stockholders holding 1,026,032 shares of the Company’s Class A common stock and 15,055,288 shares of the Company’s Class B common stock, collectively representing 84.7% of the voting power of the Company, took action by written consent in lieu of a meeting of stockholders to approve the Option Repricing.

Safe Harbor Statement

Certain statements contained herein, regarding matters that are not historical facts, may be forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995). Such forward-looking statements include statements regarding management’s intentions, plans, beliefs, expectations or forecasts for the future, including with respect to the Option Repricing. The reader is cautioned not to rely on these forward-looking statements. These forward-looking statements are based on current expectations of future events. If the underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the expectations and projections of the Company. These risks and uncertainties can be found in the Company’s most recently filed Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as supplemented by any subsequently filed Quarterly Reports on Form 10-Q. Copies of these filings are available online at www.sec.gov, www.hyperfine.io or on request from the Company. Forward-looking statements included herein speak only as of the date hereof and the Company undertakes no obligation to revise or update such statements to reflect the occurrence of events or circumstances after the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYPERFINE, INC.

Date: September 26, 2022	By:	/s/ Neela Paykel
Neela Paykel General Counsel, Chief Compliance Officer and Corporate Secretary